Exhibit 99.1

Cambium Learning Group Announces 2011 First Quarter Earnings

Dallas, May 10, 2011-Cambium Learning Group, Inc. [Nasdaq: ABCD, the “Company”], a leading provider of research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2011 first quarter earnings. The call will be based on unaudited financial results through March 31, 2011.

2011 Q1 Financial Summary

•	GAAP net revenues improved 9% to $31 million in Q1 2011. The improvement was caused by the lack of purchase accounting adjustments in 2011 which lowered revenue in 2010.

•	Adjusted net revenues, which exclude the impact of purchase accounting, were $31 million for the first quarter of 2011 versus $33 million for the first quarter of 2010 for a decline of 7%. This decline in adjusted revenues is in line with overall order volumes which were lower in Q1 2011 when compared to Q1 2010.

•	Adjusted net revenues by business unit and change from prior year were as follows:

•	Voyager: $15 million, down 17%

•	Cambium Learning Technologies: $12 million, up 4%

•	Sopris: $4 million, up 7%

•	The Voyager segment continued to experience some downward pressure on sales growth due to persistent funding pressure and overall school budget restrictions.

•	The continued growth in the Sopris unit is encouraging, as investments made in products, sales and marketing in 2010 and into 2011 appear to be paying off.

•	The Cambium Learning Technologies unit continues to see revenue increases in its subscription-based online capabilities, with some of that growth offset by weakness in the Company’s Kurzweil product line.

•	While first quarter adjusted net revenues declined, the Company is experiencing an improved start to order volume in the second quarter as well as an improved sales pipeline. These are positive indicators as the Company enters the more significant selling period of the second and third fiscal quarters.

•	GAAP spending declined considerably as onetime costs from the merger in 2010 were not repeated in 2011. Adjusted spending, which removes onetime costs, also declined more than $1 million in total for the major spending categories (development, sales, marketing and general administration) when compared with Q1 2010.

•	While Q1 is seasonally a low sales quarter and a net loss is not unexpected, the GAAP net loss of $10 million was a substantial improvement versus a net loss of $19 million in 2010 for the same period. The improvement was reflective of the GAAP revenue increase, the absence of onetime merger costs in 2011, operating cost containment and a onetime gain of $2 million.

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), which removes the impact of purchase accounting as well as onetime and non-operational items, were $1.5 million for the first quarter of 2011 versus $2.7 million for the first quarter of 2010, down 44%, a result of a $2 million decline in adjusted net revenues and partially offset by a decline in costs.

“We continue to face budgetary pressures and intense competition for fewer dollars, but have been able to mitigate some of those challenges by improved sales execution and continuing our effort to reduce costs through productivity initiatives,” says Ron Klausner, Chief Executive Officer of Cambium Learning Group. “In the months ahead, we will capitalize on our brands, loyal customer base, and the scale and wealth of our content as we move ahead with growth investments in educational technology.”

Business Summary

•	The Company recently announced the launch of ExploreLearning’s Reflex, a game-based online math solution for grades 2-6 that teaches instant recall of math facts in the four operations.

•	The Company’s products continue to be recognized for their effectiveness by industry peer groups. The BESSIE Awards recently announced that two products offered by Kurzweil Educational Systems won in the categories of Upper Elementary/Special Education and High School/Special Education. In addition, ExploreLearning, Learning A-Z and Voyager have once again been recognized as finalists for 2011 CODiE Awards given by the Software and Information Industry Association (SIIA) in five education categories. And, ExploreLearning and Learning A-Z are nominees for Distinguished Achievement Awards and Beacon Awards, given by the Association of Educational Publishers (AEP).

•	The Company is following up 2010’s merger synergy savings with a 2011 effort to reduce costs through productivity enhancements and to redeploy those savings into growth investments.

Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call

The Company will provide additional commentary and more detailed results on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Tuesday, May 10, 2011. The call will be recorded and archived until Friday, June 10, 2011 and can be replayed by calling
(877) 344-7529 and entering ID# 450316. The conference call will also be Webcast and available on the Company’s Website at www.cambiumlearning.com.

About Cambium Learning Group, Inc.
Cambium Learning Group, Inc. (NASDAQ:ABCD) is based in Dallas, Texas, and operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z. Through its core divisions, Cambium Learning Group, Inc. provides research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services primarily focused on serving the needs of the nation’s most challenged learners and enabling students to realize their full potential. The company’s website is www.cambiumlearninggroup.com.

Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com

Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net revenues	$30,695	$28,222

Cost of revenues:
Cost of revenues	10,967	11,312
Amortization expense	6,618	6,742

Total cost of revenues	17,585	18,054

Research and development expense	2,379	3,010
Sales and marketing expense	10,903	11,057
General and administrative expense	5,812	7,938
Shipping and handling costs	334	544
Depreciation and amortization expense	1,736	2,577
Embezzlement and related expense (recoveries)	(2,436)	19

Total costs and expenses	36,313	43,199

Loss before interest, other
income (expense)and income taxes	(5,618)	(14,977)

Net interest expense	(4,405)	(4,368)

Other income (expense), net	363	(10)

Loss before income taxes	(9,660)	(19,355)

Income tax expense	(97)	(85)

Net loss	$(9,757)	$(19,440)

Net loss per common share:
Basic net loss per common share	$(0.22)	$(0.44)
Diluted net loss per common share	$(0.22)	$(0.44)

Average number of common shares and equivalents outstanding:
Basic	44,353	44,318
Diluted	44,353	44,318

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(In thousands, except per share data)

	March 31,	December 31,
	2011	2010
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,494	$11,831
Accounts receivable, net	14,122	31,627
Inventory	26,465	22,015
Deferred tax assets	3,703	3,703
Restricted assets, current	2,523	3,064
Assets held for sale	2,649	—
Other current assets	4,804	3,937

Total current assets	73,760	76,177

Property, equipment and software at cost	35,056	32,944
Accumulated depreciation and amortization	(8,834)	(7,838)

Property, equipment and software, net	26,222	25,106

Goodwill	151,915	151,915
Acquired curriculum and technology intangibles, net	30,554	33,063
Acquired publishing rights, net	35,745	38,707
Other intangible assets, net	21,058	22,132
Pre-publication costs, net	8,263	7,834
Restricted assets, less current portion	12,005	12,641
Other assets	22,454	15,487

Total assets	$381,976	$383,062

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(In thousands, except per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,280
Current portion of capital lease obligations	400	378
Accounts payable	4,723	6,465
Contingent value rights, current	1,931	1,623
Accrued expenses	18,161	22,888
Deferred revenue, current	27,723	34,140

Total current liabilities	52,938	66,774

Long-term liabilities:
Long-term debt, less current portion	174,043	150,850
Capital lease obligations, less current portion	12,202	12,317
Deferred revenue, less current portion	3,056	3,416
Contingent value rights, less current portion	5,746	5,746
Other liabilities	19,433	19,947

Total long-term liabilities	214,480	192,276

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at March 31, 2011 and
December 31, 2010)	—	—
Common stock ($.001 par value, 150,000 shares authorized,
43,913 and 43,869 shares issued and outstanding at
March 31, 2011 and December 31, 2010)	44	44
Capital surplus	260,190	259,887
Accumulated deficit	(144,975)	(135,218)
Other comprehensive income (loss):
Pension and postretirement plans	(702)	(702)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(701)	(701)

Total stockholders’ equity	114,558	124,012

Total liabilities and stockholders’ equity	$381,976	$383,062

Reconciliation Between Net Revenues to Adjusted Net Revenues and Between Net Loss and Adjusted
EBITDA for the Three Months Ended March 31, 2011 and 2010

(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Total net revenues	$30,695	$28,222
Non-recurring and non-operational costs included in
net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	332	5,152
Adjusted net revenues	$31,027	$33,374

Net loss	$(9,757)	$(19,440)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	8,354	9,319
Net interest expense	4,405	4,368
Other (income) expense	(363)	10
Income tax	97	85

Income (loss) from operations before interest and other income
(expense), income taxes, and depreciation and
amortization (EBITDA)	2,736	(5,658)
Non-recurring and non-operational costs included in
EBITDA but excluded from Adjusted EBITDA:
Integration and merger-related costs	—	3,443
Legacy VLCY corporate	311	300
Stock-based compensation expense	290	234
Embezzlement and related expenses (recoveries)	(2,436)	19
Adjustments related to purchase accounting	288	4,359
Adjustments to CVR liability	308	—
Adjusted EBITDA	$1,497	$2,697